As filed with the Securities and Exchange Commission on August 1, 2018
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania	25-1324733
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

L.B. Foster Company 401(k) and Profit Sharing Plan
(Full title of the plan)

Patrick J. Guinee, Esq. Senior Vice President, General Counsel and Corporate Secretary L.B. Foster Company 415 Holiday Drive Pittsburgh, PA 15220 (412) 928-3400
(Name, address and telephone number, including area code, of agent for services)

with a copy to:
Amy I. Pandit Morgan, Lewis & Bockius LLP One Oxford Centre Thirty-Second Floor 301 Grant Street Pittsburgh, PA 15219 (412) 560-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common stock, par value $0.01 per share	99,559 (1)	$22.03	$2,193,284.77	$273.06

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the L.B. Foster Company 401(k) and Profit Sharing Plan (the “Plan”).

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low sales prices of common stock, par value $0.01 per share, of the L.B. Foster Company (the “Company” or the “Registrant”) on the Nasdaq Global Select Market on July 25, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information. *

*
Information required by Part I to be included in the Section 10(a) prospectus will be sent or given to employees as specified by Rule 428 of the Securities Act, and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant and the Plan with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 28, 2018 and amended on April 4, 2018.

(b)The Plan’s Annual Report on Form 11-K for the year ended December 31, 2017, filed with the Commission on June 27, 2018.

(c)The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Commission on May 2, 2018.

(d)The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the Commission on July 31, 2018.

(e)Registrant’s Current Reports on Form 8-K filed with the Commission on March 22, 2018, April 13, 2018, and May 25, 2018.

(f)The description of the Registrant’s common stock, par value $0.01 per share, contained in its Registration Statement on Form 8-A, as amended, filed on August 31, 1998 (File No. 000-10436), including any amendment or report filed for the purpose of updating those descriptions.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Registrant or the Plan subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates the Registrant has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant or the Plan files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), provide that a corporation may indemnify its representatives (including directors and officers) against expenses, judgments, fines and amounts paid in settlement that they incur in such capacities, provided certain standards are met, including good faith and the reasonable belief that the particular action is in, or not opposed to, the best interests of the corporation or, in a criminal proceeding, that such representatives had no reasonable cause to believe their conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses actually and reasonably incurred in connection with the defense or settlement, and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, a corporation is required to indemnify directors and officers against expenses they may incur in defending actions to which they are made a party by reason of their status as such if they are successful on the merits, or otherwise, in the defense of such actions. Under Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced, if it is ultimately determined that such person is not entitled to indemnification from the corporation.

Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any provision in the corporation’s articles of incorporation or bylaws, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Article VI of the Company’s Bylaws (the “Bylaws”) provides that the Company shall indemnify its officers and directors to the fullest extent permitted by the BCL. Additionally, Article VI of the Bylaws provides that the Board of Directors may, in its discretion, indemnify employees and agents of the Company in the same manner as officers and directors.

As authorized by Section 1747 of the BCL, the Company has obtained and maintains insurance policies covering its officers and directors and indemnifying them against loss on account of certain claims made against them, within the limits and subject to the limitations of such policies.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit No.	Description

5.1*	Opinion of Morgan, Lewis & Bockius LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Dixon Hughes Goodman LLP.

23.3*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

99.1
Defined Contribution Plan for the L.B. Foster Company 401(k) and Profit Sharing Plan, incorporated herein by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-222213, filed on December 21, 2017.

99.2
Adoption Agreement for the L.B. Foster Company 401(k) and Profit Sharing Plan, incorporated herein by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8, File No. 333-222213, filed on December 21, 2017.

* Filed herewith

The Registrant will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on August 1, 2018.

L.B. FOSTER COMPANY

Date:	August 1, 2018	By:	/s/ Robert P. Bauer
Robert P. Bauer
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert P. Bauer	President, Chief Executive Officer and Director	August 1, 2018
Robert P. Bauer	(Principal Executive Officer)

/s/ James P. Maloney	Senior Vice President, Chief Financial Officer, and Treasurer	August 1, 2018
James P. Maloney	(Principal Financial Officer)

/s/ Todd M. James	Controller	August 1, 2018
Todd M. James	(Principal Accounting Officer)

*	Chairman of the Board and Director	August 1, 2018
Lee B. Foster II

*	Director	August 1, 2018
Dirk Jungé

*	Director	August 1, 2018
Diane B. Owen

*	Director	August 1, 2018
Robert S. Purgason

*	Director	August 1, 2018
William H. Rackoff

*	Director	August 1, 2018
Suzanne B. Rowland

*	Director	August 1, 2018
Bradley S. Vizi

* By:	/s/ Patrick J. Guinee
Patrick J. Guinee (as attorney-in-fact)

L.B. Foster Company 401(k) and Profit Sharing Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the L.B. Foster Company 401(k) and Profit Sharing Plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, Commonwealth of Pennsylvania, on August 1, 2018.

L.B. FOSTER COMPANY 401(K) AND PROFIT SHARING PLAN

By:	/s/ Brian H. Kelly
Brian H. Kelly, on behalf of the
L.B. Foster Company Management
Investment Committee, Plan Administrator